Exhibit (3)(iii)




                              FNB CORPORATION,
                          A VIRGINIA CORPORATION

                           RESTATEMENT OF BYLAWS
                     (as Amended through May 8, 2001)

                                 ARTICLE I

Meetings of Shareholders

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders for the election of Directors and the transaction of whatever other business that may properly come before the meeting, shall be held at such a place as the Board may designate between the hours of 8:00 a.m. and 4:00 p.m. on the second Tuesday of May of each year. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before an annual meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice to the Secretary. For a shareholder proposal to be timely if it is to be included in the Company's proxy statement, the shareholder must comply with the applicable provisions of the federal securities law. Notice of such meeting shall be distributed in a manner and form in accordance with governing law. If from any cause, an election of Directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provision of governing law; and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or in writing by any shareholder owning ten percent (10%) or more of the shares entitled to vote at the meeting. Notice of every such special meeting shall be distributed in a manner and form in accordance with governing law.

     Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in a manner and form in accordance with governing law. Nominations not made in accordance herewith shall not be considered at the meeting.

     Section 1.4. Eligibility for Nomination to Board. No person shall be eligible for nomination (and subsequent election) for Director if they have attained or will attain age seventy (70) during the calendar year when they are proposed to be nominated for election of Directors. In the event the Corporation acquires voting control of more than one chartered bank, any director of this Corporation who shall serve as a director of such chartered bank controlled by the Corporation shall not be eligible for re-nomination as director of this Corporation unless such director resigns from the chartered bank, or serves as president, or is appointed by the Corporation to serve as chairman of the chartered bank.

     Section 1.5. Judges of Election. Every election of Directors shall be managed by three judges who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.6. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.7. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by governing law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by governing law or by the Articles of the Company.

                                 ARTICLE II

Directors

     Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Company. Except as expressly limited by governing law, all corporate powers of the Company shall be vested in and may be exercised by said Board. The Directors may elect a Chairman to preside at all meetings of the Board. In the absence of the Chairman, the CEO shall preside; and, if the CEO is not present, the President shall preside.

     Section 2.2. Number. The Board shall consist of not less than five shareholders nor more than fifteen, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof in accordance with governing law.

     Section 2.3. Classes of Directors. Directors shall be divided into three classes for the purpose of elections as set forth in the Company's Articles of Incorporation.

     Section 2.4. Organizational Meeting. The Board shall meet, if possible, on the same day as the annual meeting of shareholders for the purpose of organizing the Board and for the purpose of electing officers of the Company for the succeeding year; but, in any event, the new Board shall be organized and the new officers elected on the day of the first regular meeting of the Board succeeding the Annual Meeting of Shareholders.

     Section 2.4. Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, on the fourth Thursday of each month at 8:00 a.m. at the Company in the Board of Directors' room or at such other time and place as the Board may establish at a regular meeting. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

     Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or President, or at the written request of three (3) or more Directors. Each member of the Board of Directors shall be given notice by facsimile, electronic mail, letter, or in person, stating the time and place of each such special meeting.

     Section 2.6. Quorum. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by governing law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If a quorum is present, the Board may take action through the vote of a majority of directors who are in attendance.

     Section 2.7. Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the governing law, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

     Section 2.8. Committees of the Board. The Board may appoint such committees from time to time as the Board deems proper for the management of the business and affairs of the Company, and the Board may delegate to the President the appointment of other committees which the Board deems necessary for the direction of the business and affairs of the Company. In no event, however, shall a committee:

     (1)    Authorize distributions of assets or dividends.
     (2)    Approve action required to be approved by shareholders.
     (3)    Fill vacancies on the Board of Directors or any of its committees.
     (4)    Amend Articles of the Company.
     (5)    Adopt, amend, or repeal Bylaws.
     (6) Authorize or approve issuance or sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

                                 ARTICLE III

     Section 3.1. Officers to be Elected by the Board. The Board of Directors shall annually elect the following officers: a President and a Secretary, who may not be the same individual. The President shall be a Director. The Directors may annually elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Cashiers and such other officers and Attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Company. Other officers may, but need not be directors.

     Section 3.2. Term Unless otherwise specified, each officer shall serve at the pleasure of the Board and shall continue to hold office until his or her successor is elected, or until he resigns, retires, or is removed from office.

     Section 3.3. Salaries. The Board shall fix the salary and other compensation of the Chief Executive Officer. The Board of Directors may delegate to the Chief Executive Officer (or his or her designee) the authority to fix compensation and benefits paid to other officers.

     Section 3.4. Chief Executive Officer. The Board shall name a Chief Executive Officer of the Company. The CEO shall exercise all of the powers and duties of the highest ranking member of management of the Company and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board. The CEO shall report on the Company's condition to the shareholders at the annual meeting.

     Section 3.5.  President.  The President shall exercise all of the powers
and duties conferred upon him by the Board or the CEO.    In the absence of
the CEO, the President shall exercise all of the powers and duties of the CEO.

     Section 3.6. Vice Presidents. Vice Presidents may be designated as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents. The Vice Presidents shall have the responsibilities as the Board may specifically assign to them; or, in the absence of such specific assignments of duties by the Board, they shall have the responsibilities and duties as shall be assigned to them by the CEO or President.

     Section 3.7. Secretary. The Secretary shall record the minutes at the meeting of shareholders and at all meetings of the Board. He or she shall also issue notice of meetings (as required), keep custody of the corporate seal and attest to any instrument calling for it, and perform any other duties assigned to him or her by the Board.

     Section 3.8. Assistant Secretaries. Each Assistant Secretary shall perform such duties as shall be assigned to him by the Board or by the President or CEO and, in the absence or disability of the Secretary, one or more of the Assistant Secretaries designated by the President or CEO shall have all of the powers and may perform all of the duties of the Secretary.

     Section 3.9. Cashier. The Cashier shall have such responsibilities and duties as may be assigned to him by the Board, President, or CEO.

                                 ARTICLE IV

Stock and Stock Certificates

     Section 4.1. Transfers. Shares of stock shall be transferable on the books of the Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Company with respect to stock transfers, voting at shareholder's meetings, and related matters, and to protect against fraudulent transfers.

     Section 4.2. Stock Certificates. Certificates of Stock shall bear the signature of any Company officer and be attested to by a Secretary or Assistant Secretary, each of whom shall be appointed by the Board of Directors. Such signature shall be manual or facsimile. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Company when properly endorsed.

     Section 4.3. Address of Shareholders. Every shareholder shall keep the Company advised of his or her mailing address. The Company may rely upon its shareholder record as to the mailing address of any shareholder unless and until otherwise advised in writing.

     Section 4.4. Lost Certificates. The holder of any shares of stock of this Company, the certificate or certificates for which shall have been lost or destroyed, shall immediately notify the Company of such fact. A new certificate or certificates may be issued upon satisfactory proof of the loss or destruction of the old certificate, and the Company may require a bond which shall be in such sum, contain such terms and provisions, and have such surety or sureties as the Company may require.

                                 ARTICLE V

Corporate Seal

The President, the Executive Vice President, the Cashier, the Secretary, or any other officer designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest to the same. Such seal shall be substantially in the following form:

                               (Impression   )
                               (Of           )
                               (Seal         )

                                 ARTICLE VI

Miscellaneous Provisions

     Section 6.1. Fiscal Year. The fiscal year of the Company shall be the calendar year.

     Section 6.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company by the President, the Executive Vice President, or the Cashier, any Vice President, or any other Company officer. The provisions of this Section 7.2 are supplementary to any other provision of these Bylaws.

     Section 6.3. Records. The Articles of Company, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for this purpose. The minutes of each meeting shall be signed by the Secretary, Assistant Secretary, or other officer appointed to act as Secretary of the meeting.


                                  ARTICLE VII

                                    Bylaws

     Section 7.1. Inspection. A copy of the bylaws with all amendments thereto shall be kept in the custody of the Secretary at the principal office of the Company and shall be open for inspection to all shareholders during normal hours.

     Section 7.2. Amendments. The Bylaws may be amended, altered, or repealed, at any regular meeting of the Board of Directors or shareholders, by a vote of a majority of the whole number of the Directors or by a majority of votes of those shareholders voting.

     Section 7.3. Governing Law. The corporate governing procedures of the Company as outlined herein shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia to the extent not inconsistent with the laws of the United States as they effect publicly-traded bank holding companies.



     I, Peter A. Seitz, certify that: (l) I am the duly constituted Secretary of FNB Corporation, and Secretary of its Board of Directors and, as such officer, am the official custodian of its records; (2) The foregoing Restatement of Bylaws was approved and adopted at a regular meeting of the Board on May 28, 2001, and is now lawfully in force and effect.

     IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and
the seal of said Company, in the County of Montgomery, on this          day of
                , 2001.




                                                                    (SEAL)
                                       Secretary